FORWARD FUNDS

                        INVESTMENT SUB-ADVISORY AGREEMENT

      This INVESTMENT SUB-ADVISORY AGREEMENT ("Agreement"), to be effective as of 12:01 a.m. on May 1, 2005, is made by and among Forward Management, LLC (the "Adviser"), Emerald Advisers, Inc. (the "Sub-Adviser") and the Forward Funds, a Delaware statutory trust, (the "Trust"), by and on behalf of its series, the Forward Emerald Growth Fund, the Forward Emerald Banking and Finance Fund and the Forward Emerald Technology Fund (each, a "Fund," and collectively, the "Funds").

      WHEREAS, the Trust is a Delaware statutory trust of the series type organized under an Agreement and Declaration of Trust dated February 1, 2005 (the "Declaration") and is registered under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end, diversified management investment company, and the Funds are each a series of the Trust; and

      WHEREAS, the Adviser has been retained by the Trust to provide investment advisory services to each of the Funds with regard to each Fund's investments as further described in the Trust's registration statement on Form N-1A (the "Registration Statement") pursuant to an Investment Management Agreement dated May 1, 2005 ("Investment Management Agreement"); and

      WHEREAS, the Funds' Board of Trustees, including a majority of the trustees who are not "interested persons," as defined in the 1940 Act, and each Fund's shareholders have approved the appointment of the Sub-Adviser to perform certain investment advisory services for the Trust, on behalf of each Fund pursuant to this Subadvisory Agreement and as described in the Registration Statement and the Sub-Adviser is willing to perform such services for each Fund; and

      WHEREAS, the Sub-Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

      NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, and intending to be legally bound, it is agreed among the Adviser, the Trust and the Sub-Adviser as follows:

      1. Appointment. The Trust and the Adviser hereby appoint the Sub-Adviser to perform advisory services to the Funds for the periods and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

      2. Investment Advisory Duties. Subject to the supervision of the Board of Trustees of the Funds and the Adviser, the Sub-Adviser will, in coordination with the Adviser, (a) provide a program of continuous investment management for each Fund in accordance with the Fund's investment objectives, policies and limitations as stated in the Fund's Prospectus and Statement of Additional Information included as part of the Fund's Registration Statement filed with the

      Securities and Exchange Commission, as they may be amended from time to time, copies of which shall be provided to the Sub-Adviser by the Adviser with reasonable advance notice of any change to such investment objectives, policies and limitations; (b) make investment decisions for the Fund; and (c) place orders to purchase and sell securities for each Fund.

      In performing its investment management services for the Funds under the terms of this Agreement, the Sub-Adviser will provide each Fund with ongoing investment guidance and policy direction.

      The Sub-Adviser further agrees that, in performing its duties hereunder, it will:

      (a) comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the U.S. Internal Revenue Code of 1986, as amended (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trustees, as they may be amended from time to time, copies of which shall be provided to the Sub-Adviser by the Adviser promptly after adoption or amendment by the Trustees;

      (b) use reasonable efforts to manage each Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder; provided, however, the Sub-Adviser shall not be responsible for the tax effect or decisions made by any other person;

      (c) place orders pursuant to its investment determinations for each Fund, in accordance with applicable policies expressed in the Fund's then-current Prospectus and/or Statement of Additional Information or otherwise established through written guidelines established by the Funds and provided in writing to the Sub-Adviser;

      (d) furnish to the Trust and the Adviser whatever statistical information the Trustees, or the Adviser may reasonably request with respect to each Fund's assets or contemplated investments. In addition, the Sub-Adviser will keep the Trust, the Adviser and the Trustees informed of developments that, in the Sub-Adviser's reasonable judgment, will materially affect each Fund's portfolio and shall, on the Sub-Adviser's own initiative, furnish to each Fund from time to time whatever information the Sub-Adviser believes appropriate for this purpose;

      (e) make available to the Funds' administrator (the "Administrator"), the Adviser and the Trust, promptly upon their request and at the reasonable expense of the Trust, such copies of its investment records and ledgers with respect to each Fund as may reasonably be required to assist the Adviser, the Administrator and the Trust in their compliance with applicable laws and regulations. The Sub-Adviser will furnish the Trustees, the Administrator, the Adviser and the Trust with such periodic and special reports regarding the Funds as they may reasonably request;

      (f) meet quarterly with the Adviser and the Trust's Board of Trustees to explain its investment management activities, and any reports related to each Fund as may reasonably be requested by the Adviser and/or the Trust;

      (g) immediately notify the Adviser and the Trust if the Sub-Adviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Sub-Adviser from serving as an investment adviser pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission ("SEC") or other regulatory authority.

      The Sub-Adviser further agrees to notify each Fund and the Adviser immediately of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that is not contained in the Fund's Registration Statement, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect; and

      (h) immediately notify the Adviser if the Sub-Adviser suffers a material adverse change in its business that would materially impair its ability to perform its relevant duties for the Fund. For the purposes of this paragraph, a "material adverse change" shall include, but is not limited to, the termination or failure to renew advisory contracts within any six-month period with the Sub-Adviser with respect to 20% or more of its assets under management, or the departure of senior investment professionals involved in the Sub-Adviser's investment management activities under this Agreement to the extent such professionals are not replaced promptly with professionals of comparable experience and quality; and

      (i) in making investment decisions for the Fund, not knowingly use material inside information that may be in its possession or in the possession of any of its affiliates, unless the Sub-Adviser has "screens" and policies in place to prevent such knowledge from being imputed from such affiliate to the Sub-Adviser, nor will the Sub-Adviser seek to obtain any such information.

      3. Futures and Options. The Sub-Adviser's investment authority shall include the authority to purchase, sell, cover open positions, and generally to deal in financial futures contracts and options thereon.

      The Sub-Adviser is authorized to: (i) open and maintain brokerage accounts for financial futures and options (such accounts hereinafter referred to as "Brokerage Accounts") on behalf of and in the name of each Fund; and (ii) execute for and on behalf of the Brokerage Accounts, standard customer agreements with a broker or brokers. The Sub-Adviser may, using such of the securities and other property in the Brokerage Accounts as the Sub-Adviser deems necessary or desirable, direct the custodian to deposit on behalf of each Fund, original and maintenance brokerage deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Sub-Adviser deems desirable or appropriate.

      4. Investment Guidelines. The Trust or the Adviser shall promptly supply the Sub-Adviser with such other information as the Sub-Adviser shall reasonably require or request concerning each Fund's investment policies, restrictions, limitations, tax positions, liquidity requirements and other information useful in managing each Fund's investments.

      5. Representations, Warranties and Covenants of the Trust, Adviser and Sub-Adviser. The Trust represents, warrants and covenants that (i) a copy of its Registration Statement together with all amendments thereto, is on file in the office of the U.S. Securities and Exchange Commission, (ii) the appointment of the Adviser has been duly authorized, (iii) the appointment of the Sub-Adviser has been duly authorized, by the Funds and the shareholders of each, and (iv) it has acted and will continue to act in conformity with all applicable laws.

      The Adviser represents, warrants and covenants that (i) it is authorized to perform the services herein, (ii) the appointment of the Sub-Adviser has been duly authorized, by the Board of the Sub-Adviser, and (iii) it has and will continue to act in conformity with all applicable laws.

      The Sub-Adviser represents and warrants that (i) it is registered as an investment adviser with the SEC, and (ii) it is not barred by operation of law, or any rule, or order of the SEC or any other regulatory body from acting as an investment adviser or sub-adviser.

      6. Use of Securities Brokers and Dealers. Purchase and sale orders will usually be placed with brokers which are selected by the Sub-Adviser as able to achieve "best execution" of such orders. "Best execution" shall mean prompt and reliable execution at the most favorable securities price, taking into account the other provisions hereinafter set forth. Whenever the Sub-Adviser places orders, or directs the placement of orders, for the purchase or sale of portfolio securities on behalf of a Fund, in selecting brokers or dealers to execute such orders; the Sub-Adviser is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services which enhance the Sub-Adviser's research and portfolio management capability generally. It is further understood in accordance with
Section 28(e) of the Securities Exchange Act of 1934, as amended, that the Sub-Adviser may negotiate with and assign to a broker a commission which may exceed the commission which another broker would have charged for effecting the transaction if the Sub-Adviser determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services (as defined in Section 28(e)) provided by such broker, viewed in terms either of the Funds or the Sub-Adviser's overall responsibilities to the Sub-Adviser's discretionary accounts. Neither the Sub-Adviser nor any parent, subsidiary or related firm shall act as a securities broker with respect to any purchases or sales of securities which may be made on behalf of a Fund.

      Neither the Sub-Adviser nor any parent, subsidiary or related firm shall act as a securities broker with respect to any purchases or sales of securities which may be made on behalf of the Fund, except as may be permitted under the 1940 Act. Unless otherwise directed by the Trust or the Adviser in writing, the Sub-Adviser may utilize the service of whatever independent securities brokerage firm or firms it deems appropriate to the extent that such firms are competitive with respect to price of services and execution.

      7. Compensation. For the services specified in this Agreement, the Trust agrees to pay compensation to the Sub-Adviser equal to the amounts listed opposite the respective Fund on Exhibit A, calculated as set forth below, to the Sub-Adviser for services specified in this Agreement (collectively, the "Fees"). The management fees payable to the Adviser will be reduced by the amount of the Fees. The Fees shall be computed and accrued daily and paid quarterly in arrears based on the average daily net asset value of the Funds as determined according to the manner provided in the then-current prospectus of the Funds.

      The Adviser shall provide to the Sub-Adviser, promptly following request therefor, all information reasonably requested by the Sub-Adviser to support the calculation of the Fees and shall permit the Sub-Adviser or its agents, upon reasonable notice and at reasonable times and at Sub-Adviser's cost to inspect the books and records of the Adviser or the Funds pertaining to such calculation.

      8. Fees and Expenses. The Sub-Adviser shall not be required to pay any expenses of the Funds other than those specifically allocated to the Sub-Adviser in this section 8. In particular, but without limiting the generality of the foregoing, the Sub-Adviser shall not be responsible for the following expenses of the Funds: organization and offering expenses of the Fund; fees payable to the Sub-Adviser and to any other Fund advisers or consultants; legal expenses; auditing and accounting expenses; interest expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to a Fund in connection with membership in investment company trade organizations; cost of insurance relating to fidelity coverage for the Trust's officers and employees; fees and expenses of the Funds' Administrator or of any custodian, subcustodian, transfer agent, registrar, or dividend disbursing agent of the Funds; payments to the Administrator for maintaining each Fund's financial books and records and calculating its daily net asset value; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates; other expenses in connection with the issuance, offering, distribution or sale of securities issued by a Fund; expenses relating to investor and public relations; expenses of registering and qualifying shares of a Fund for sale; freight, insurance and other charges in connection with the shipment of the Funds' portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of a Fund, or of entering into other transactions or engaging in any investment practices with respect to a Fund; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to shareholders; costs of stationery or other office supplies; any litigation expenses; costs of shareholders' and other meetings and proxy solicitations; the compensation and all expenses (specifically including travel expenses relating to the Fund's business) of officers, trustees and employees of the Trust who are not interested persons of the Investment Manager; and travel expenses (or an appropriate portion thereof) of officers or trustees of the Trust.

      9. Books and Records. The Sub-Adviser agrees to maintain such books and records with respect to its services to the Funds as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Sub-Adviser also agrees that records it maintains and preserves pursuant to Rules 31a-1 and

      Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Funds and will be surrendered promptly to the Trust upon its request except that the Sub-Adviser may retain copies of such documents as may be required by law. The Sub-Adviser further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested by such authorities in order to determine whether the operations of the Funds are being conducted in accordance with applicable laws and regulations.

      10. Aggregation of Orders. Provided the investment objectives, policies and restrictions of the Funds are adhered to, the Funds agree that the Sub-Adviser may aggregate sales and purchase orders of securities held in the Funds with similar orders being made simultaneously for other accounts managed by the Sub-Adviser or with accounts of the affiliates of the Sub-Adviser, if in the Sub-Adviser's reasonable judgment such aggregation shall result in an overall economic benefit to the Funds taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. The Funds acknowledge that the determination of such economic benefit to the Funds by the Sub-Adviser represents the Sub-Adviser's evaluation that the Funds are benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

      11. Liability.

      a. Neither the Sub-Adviser nor its officers, trustees or directors, employees, affiliates, agents or controlling persons shall be liable to the Trust, the Adviser, the Funds, their shareholders and/or any other person for the acts, omissions, errors of judgment and/or mistakes of law of any other fiduciary and/or person with respect to the Funds.

      b. Neither the Sub-Adviser nor its officers, trustees or directors, employees, affiliates; agents or controlling persons or assigns shall be liable for any act, omission, error of judgment or mistake of law (whether or not deemed a breach of this Agreement) and/or for any loss suffered by the Trust, the Adviser, the Funds, their shareholders and/or any other person in connection with the matters to which this Agreement relates; provided that no provision of this Agreement shall be deemed to protect the Sub-Adviser against any liability to the Trust, the Adviser, the Funds and/or their shareholders which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.

      c. The Trust on behalf of each Fund, hereby agrees to indemnify and hold harmless the Sub-Adviser, its directors, officers, employees, affiliates, agents and controlling persons (collectively, the "Indemnified Parties") against any and all losses, claims damages or liabilities (including reasonable attorneys fees and expenses), joint or several, relating to the Adviser, the Trust or a Fund, to which any such Indemnified Party may become subject under the Securities Act of 1933, as amended (the "1933 Act"), the 1934 Act, the Investment Advisers Act of 1940, as amended (the "Advisers Act") or other federal or state statutory law or regulation, at common law or otherwise. It is understood, however, that nothing in this paragraph 11 shall protect any Indemnified Party against, or entitle any Indemnified Party to, indemnification against any liability to the Trust, the Adviser, Funds and/or their shareholders to which such Indemnified Party is subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of any reckless disregard of its obligations and duties under this Agreement.

      12. Services Not Exclusive. It is understood that the services of the Sub-Adviser are not exclusive, and that nothing in this Agreement shall prevent the Sub-Adviser from providing similar services to other advisory clients, including but not by way of limitation, investment companies or to other series of investment companies, including the Trust (whether or not their investment objectives and policies are similar to those of the Funds) or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Sub-Adviser's ability to meet its obligations to each Fund hereunder. When the Sub-Adviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Sub-Adviser recommends the purchase or sale of the same security for a Fund, it is understood that in light of its fiduciary duty to the Fund, such transactions will be executed on a basis that is fair and equitable to the Fund. In connection with purchases or sales of portfolio securities for the account of a Fund, neither the Sub-Adviser nor any of its directors, officers or employees shall act as a principal or agent or receive any commission. If the Sub-Adviser provides any advice to its clients concerning the shares of a Fund, the Sub-Adviser shall act solely as investment counsel for such clients and not in any way on behalf of the Trust or the Fund.

      The Sub-Adviser provides investment advisory services to numerous other investment advisory clients, including but not limited to other funds and may give advice and take action which may differ from the timing or nature of action taken by the Sub-Adviser with respect to a Fund. Nothing in this Agreement shall impose upon the Sub-Adviser any obligations other than those imposed by law to purchase, sell or recommend for purchase or sale, with respect to a Fund, any security which the Sub-Adviser, or the shareholders, officers, directors, employees or affiliates may purchase or sell for their own account or for the account of any client.

      13. Materials. Each of the Adviser, the Trust and the Funds shall not make any representations regarding the Sub-Adviser or any of its affiliates in any disclosure document, advertisement, sales literature or other promotional materials without prior written consent of the Sub-Adviser, which consent shall not be unreasonably withheld. If the Sub-Adviser has not notified the Adviser of its disapproval of sample materials within twenty (20) days after its receipt thereof, such materials shall be deemed approved. The Sub-Adviser will be provided with any Registration Statements containing references or information with respect to the Sub-Adviser prior to the filing of same with any regulatory authority and shall be afforded the opportunity to comment thereon.

      14. Duration and Termination. This Agreement shall become effective at 12:01 a.m. on May 1, 2005 and shall continue until April 30, 2007, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trustees or (ii) a vote of a "majority" (as defined in the 1940 Act) of each Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated: (a) at any time without penalty by a Fund upon the vote of a majority of the Trustees or by vote of the majority of the Fund's outstanding voting securities, upon sixty (60) days' written notice to the Sub-Advise; (b) by the Adviser at any time without penalty, upon sixty
(60) days' written notice to the Sub-Adviser or (c) by the Sub-Adviser at any time without penalty, upon no more than sixty (60) and no fewer than thirty (30) days' written notice to the Trust.

      The Agreement will terminate automatically if the Investment Management Agreement terminates with respect to the Fund. The Adviser agrees to immediately notify the Sub-Adviser of the giving of or receipt of a notice with respect to the termination of the Investment Management Agreement with respect to the Fund, or, in the case of an automatic termination of that Agreement, the Adviser agrees to immediately notify the Sub-Adviser of that termination.

      This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act). Any termination of this Agreement will be without prejudice to the completion of transactions already initiated by the Sub-Adviser on behalf of a Fund at the time of such termination. The Sub-Adviser shall take all steps reasonably necessary after such termination to complete any such transactions and is hereby authorized to take such steps.

      15. Amendments. This Agreement may be amended at any time but only by the mutual agreement of the parties and, to the extent required by the 1940 Act, subject to receipt of requisite shareholder approval by the Trust or applicable Fund.

      16. Proxies. Unless the Trust gives written instructions to the contrary, the Sub-Adviser shall vote all proxies solicited by or with respect to the issuers of securities invested in by a Fund. The Sub-Adviser agrees to seek instructions from the Adviser (or its delegate) with respect to how it shall vote proxies a reasonable period before it is required to vote them. The Sub-Adviser acknowledges that it will be instructed to vote proxies in a manner that the Adviser believes best serves the interests of each Fund's shareholders.

      17. Notices. Any written notice required by or pertaining to this Agreement shall be personally delivered to the party for whom it is intended, at the address stated below, or shall be sent to such party by prepaid first class mail or facsimile.


      If to the Trust:

      Forward Funds
      c/o Forward Management, LLC
      433 California Street, Suite 1010
      San Francisco, CA 94104
      Facsimile: (415) 982-2566

      If to the Sub-Adviser:

      Emerald Advisers, Inc.
      1703 Oregon Pike
      Lancaster, PA  17601
      Facsimile: (717) 396-1201

      with a copy to:

      Gregory J. Nowak, Esq.
      Pepper Hamilton LLP
      3000 Two Logan Square
      18th and Arch Streets
      Philadelphia, PA 19103
      Facsimile: 215-981-4750


      If to the Adviser:

      Forward Management, LLC
      433 California Street, Suite 1010
      San Francisco, CA 94104
      Facsimile: (415) 982-2566

      18. Confidential Information. The Sub-Adviser shall maintain the strictest confidence regarding the business affairs of the Funds. Written reports furnished by the Sub-Adviser to the Trust and the Adviser shall be treated by all of the parties as confidential and for the exclusive use and benefit of the Trust and the Funds except as disclosure may be required by applicable law.

      Notwithstanding any provision herein to the contrary, the Sub-Adviser hereto agrees on behalf of itself and its directors, officers, and employees (1) to treat confidentially and as proprietary information of the Trust (a) all records and other information relative to the Fund and their prior, present or potential shareholders (and clients of said shareholders) and (b) any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P)", promulgated under the Gramm-Leach-Bliley Act (the "Act"), and (2) not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, or as otherwise permitted by the privacy policies adopted by the Trust, Regulation S-P or the Act, except after prior notification to and approval in writing by the Trust. Such written approval shall not unreasonably be withheld by the Trust and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Trust. The Sub-Adviser may share the confidential and nonpublic information covered by this paragraph with its employees and affiliates to the extent reasonably necessary to perform its duties under this Agreement.

      19. Miscellaneous.

      (a) This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

      (b) Concurrently with the execution of this Agreement, the Sub-Adviser is delivering to the Adviser and the Trust a copy of Part II of its Form ADV, as revised, on file with the Securities and Exchange Commission. The Adviser and the Trust hereby acknowledge receipt of such copy.

      (c) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

      (d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

      (f) Nothing herein shall be construed as constituting the Sub-Adviser as an agent of the Trust or the Funds.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of May 1, 2005.


                                                                   FORWARD FUNDS

                            On behalf of its series Forward Emerald Growth Fund,
                                    Forward Emerald Banking and Finance Fund and
                                                 Forward Emerald Technology Fund


                                     By: _______________________________________
                                         Name:  J. Alan Reid
                                         Title: President


                                              FORWARD MANAGEMENT, LLC (Adviser),

                                     By: _______________________________________
                                         Name:  J. Alan Reid
                                         Title: President


                                            EMERALD ADVISERS, INC. (Sub-Adviser)

                                     By: _______________________________________
                                         Name:  Kenneth Mertz
                                         Title: President

                                    EXHIBIT A

                                                                       Sub-Advisory Fee
-------------------------------------------------------------------------------------------------------------------
                Fund                                            Net Assets                        Fee
-------------------------------------------------------------------------------------------------------------------
Forward Emerald Growth Fund                Up to and including $250,000,000                      0.40%
                                           ------------------------------------------------------------------------
                                           In excess of $250,000,000 up to and including         0.30%
                                                   $500,000,000
                                           ------------------------------------------------------------------------
                                           In excess of $500,000,000 up to and including         0.20%
                                                   $750,000,000
                                           ------------------------------------------------------------------------
                                           In excess of $750,000,000                             0.10%
-------------------------------------------------------------------------------------------------------------------
Forward Emerald Banking and Finance Fund   Up to and including $100,000,000                      0.65%
                                           ------------------------------------------------------------------------
                                           In excess of $100,000,000                             0.55%
-------------------------------------------------------------------------------------------------------------------
Forward Emerald Technology Fund            Up to and including $100,000,000                      0.65%
                                           ------------------------------------------------------------------------
                                           In excess of $100,000,000                             0.55%

                     Addendum to the Sub-Advisory Agreement

            This Addendum is executed by the parties to that certain Investment Sub-Advisory Agreement (the "Sub-Advisory Agreement") executed on the 1st day of May, 2005 by and among Forward Management, LLC, a Delaware limited liability company with its principal place of business at 433 California Street, San Francisco, CA 94104 ("Forward"), Emerald Advisers, Inc., a Pennsylvania corporation with a principal place of business at 1703 Oregon Pike, Lancaster, PA 17605 ("Emerald"), and the Forward Funds, Inc, a Delaware statutory trust, (the "Trust"). (Collectively, Forward, Emerald and the Trust are referred to as the "Parties" and individually as a "Party").

WHEREAS, Emerald, as of 11:59 p.m. on April 30th (or Emerald Mutual Fund Advisers Trust, a wholly-owned subsidiary of Emerald, ("EMFAT") in connection with the a transaction under Rule 2a-6 of the Investment Company Act of 1940 and Rule 202(a)(1)-1 under the Investment Advisers Act of 1940, an "Exempt Transaction") was the adviser to the Emerald Select Technology Fund, a series of the Trust's predecessor The HomeState Group, a Pennsylvania common law trust; and

WHEREAS, pursuant to a shareholder vote solicited via proxy, Forward will become the adviser and Emerald (or EMFAT in an Exempt Transaction) will become the Sub-Adviser to the Emerald Select Technology Fund, to be renamed the "Forward Emerald Technology Fund" (hereinafter, the "Tech Fund"); and

WHEREAS, the Parties wish to share in the fees and expenses of the Tech Fund for a reasonable period of time until the Tech Fund reaches scale;

            Now therefore, intending to be legally bound, the Parties hereto agree as follows:

            1. This addendum will continue for a period of 2 years, subject to renewal if the Sub-Advisory Agreement for the Tech Fund with Emerald (or EMFAT) is renewed by the Board of the Tech Fund, or if earlier, when the Tech Fund shall have reached "cash-flow break even" in any month and shall have sustained such status for a period of 3 consecutive months.

            2. Emerald (or EMFAT) and Forward will waive a portion of their sub-advisory and advisory fees, respectively, attributable solely to the Tech Fund, in amounts proportionate to their respective fees so as to maintain the expense ratio of the Tech Fund at or below the expense cap stated in the prospectus of the Tech Fund. If additional amounts need to be reimbursed to the Tech Fund to maintain the expense cap, in excess of the fee waivers, Emerald shall make such reimbursements.

            3. Should Emerald (or EMFAT) desire to resign as Sub-Adviser to the Tech Fund, it may do so at any time on 60 days' prior written notice (the "Emerald Notice") to Forward and to the Board of Trustees of the Tech Fund, in which case Emerald (or EMFAT) will continue to manage the Tech Fund until Forward shall have found a suitable replacement and the same shall have been qualified by the Board of the Tech Fund and the shareholders of the Tech Fund as may be required under the Investment Company Act of 1940; provided, however, that Forward may, in its sole discretion, determine to terminate the Tech Fund upon 30 days' prior written notice to Emerald (or EMFAT) and the shareholders (which 30th day shall be later than the 60th day after Emerald's (or EMFAT's) notice to Forward), in which case Emerald (or EMFAT) will continue to manage the Tech Fund until it is terminated in accordance with the Agreement and Declaration of Trust to which the Tech Fund is subject, and Emerald (or EMFAT) will pay all reasonable fees and expenses related to the termination of the Tech Fund (e.g., reasonable legal fees, termination fees for the administrator, custodian, and transfer agent; expenses related to shareholder notices). If is further understood and acknowledged by Forward that in all events, Emerald's (or EMFAT's) obligation to reimburse or waive fees under paragraph two above shall end on the 60th day following the delivery of the Emerald Notice, and Emerald (or EMFAT) will be paid its applicable Sub-Advisory Fee during the carryover period.

            IN WITNESS WHEREOF, the Parties hereto have executed this Addendum as of the date first written above.


         EMERALD ADVISERS, INC.

         By: ________________________________________

         Title: _____________________________________


         FORWARD MANAGEMENT, LLC

         By: ________________________________________

         Title: _____________________________________


         FORWARD FUNDS

         By: ________________________________________

         Title: _____________________________________


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

         Agreed to and acknowledged by:

         EMERALD MUTUAL FUND ADVISERS TRUST

         By: ________________________________________

         Title: _____________________________________


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